                              EXHIBIT 23
                              ----------


CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements No. 333-51369, 333-12343, 33-49807, 33-35684, 33-03991, 33-
34262, 33-05816, and 33-07590 on Forms S-8 and 33-32002 on Form S-3 of
VWR Scientific Products Corporation of our report dated February 25, 1999, with respect to the consolidated financial statements and schedule of VWR Scientific Products Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 1998.


                                         BY (SIGNATURE)



                                         ERNST & YOUNG LLP



Philadelphia, Pennsylvania
March 24, 1999